Exhibit 99.2

CVR ENERGY, INC.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479

June 1, 2021

Dear Stockholder of CVR Energy, Inc.:

We are pleased to provide this information statement (the “Information Statement”) regarding a special dividend of approximately $492 million, payable in a combination of cash and shares of common stock of Delek US Holdings, Inc. (“Delek”) currently held by CVR Energy, Inc. (the “Company”) to its stockholders of record as of the close of business on May 26, 2021 (the “Record Date”), subject to certain customary conditions. The Information Statement provides you with important information concerning:

•how we determined the number of shares of Delek common stock our stockholders of record as of the close of business on the Record Date will receive pursuant to the stock distribution portion of the special dividend;
•how fractional shares will be treated;
•a general discussion of the U.S. federal income tax treatment of the distribution of the shares of Delek common stock;
•how we will determine the amount of cash our stockholders of record as of the close of business on the Record Date will receive pursuant to the cash distribution portion of the special dividend; and
•how you can obtain additional information about these matters.

On behalf of our Board of Directors, thank you for your continued interest in CVR Energy, Inc.

Sincerely,

CVR ENERGY, INC.

/s/ David L. Lamp

David L. Lamp
President and Chief Executive Officer

INFORMATION STATEMENT

Distribution by CVR Energy, Inc. of an Aggregate of 10,539,880 Shares of the Common Stock of Delek US Holdings, Inc. and Cash

CVR Energy, Inc. (“CVR Energy,” “we,” “us” or “our”) is sending you this Information Statement because we are distributing all of the shares of the common stock of Delek US Holdings, Inc. (“Delek”) that are currently held by us (excluding Delek shares underlying a forward contract) as part of a special dividend, which is payable in a combination of cash (the “Cash Distribution”) and Delek common stock (the “Stock Distribution” and, together with the Cash Distribution, the “Distributions”). The special dividend will be paid on June 10, 2021 (the “Distribution Date”) to stockholders of record as of the close of business on May 26, 2021 (the “Record Date”), subject to certain customary conditions.

In the Stock Distribution, we will distribute 10,539,880 shares of Delek common stock to holders of the shares of our common stock that were outstanding on the Record Date. Each of our stockholders will receive approximately 0.1048 of a share of Delek common stock for each share of CVR Energy common stock held as of the close of business on the Record Date. We will not distribute fractional shares of Delek common stock, but stockholders will receive a cash payment in lieu of any fractional shares of Delek common stock.

In addition, such stockholders will also receive the Cash Distribution, the amount of which will be determined on the Distribution Date based on the difference between $492 million and the value of the Stock Distribution as of the Distribution Date, with each of our stockholders as of the Record Date receiving a pro rata portion of such difference in cash. Except as specifically stated herein, this Information Statement does not address the Cash Distribution.

The Distributions will be taxable to CVR Energy stockholders for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” below. You are urged to consult your own tax advisor to determine the particular tax consequences of the Distributions to you, including the effect of any federal, state, local or foreign income and any other tax laws.

On May 7, 2021, a Special Committee of our Board of Directors authorized the special dividend. Following the payment of the special dividend, we will no longer own any shares of Delek common stock (excluding shares underlying a forward contract). As of the date of this Information Statement, the Delek common stock being distributed by us represents approximately 14.3% of the issued and outstanding shares of Delek common stock.

After the Stock Distribution, Delek common stock will continue to be traded on the New York Stock Exchange (“NYSE”) under the symbol “DK.”

No vote of CVR Energy stockholders is required in connection with the special dividend. Therefore, you are not required to take any action. We are filing this Information Statement, which contains additional information about the terms of the Distributions, for your information only.

Neither the U.S. Securities and Exchange Commission nor any state securities regulator has approved or disapproved the Delek common stock to be distributed to you pursuant to the Stock Distribution or determined if this Information Statement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Information Statement is June 1, 2021.

You should rely only on the information contained in this document or to which this document refers you, or in other materials filed by us with the U.S. Securities and Exchange Commission. We have not authorized anyone to provide you with different information about the special dividend on behalf of CVR Energy. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. The information that appears in this document may only be accurate as of the date of this Information Statement. Our business, financial condition, results of operations, and prospects may have changed since the date of such information, and we have no obligation or opportunity to update the information in this statement.

QUESTIONS AND ANSWERS REGARDING THE SPECIAL DIVIDEND

1.I own shares of CVR Energy common stock. What will I receive as a result of the special dividend? CVR Energy will pay a special dividend of approximately $492 million, which is payable in a combination of cash (referred to as the Cash Distribution) and Delek common stock (referred to as the Stock Distribution) to its stockholders of record as of the close of business on the Record Date.

•Stock Distribution. CVR Energy will distribute approximately 0.1048 of a share of Delek common stock for each share of CVR Energy common stock outstanding as of the Record Date. The final Stock Distribution ratio was calculated by dividing the 10,539,880 shares of Delek common stock to be distributed by 100,530,599 shares of CVR Energy common stock outstanding as of the close of business on the Record Date. No fractional shares of Delek common stock will be distributed. Instead, you will receive cash in lieu of any fractional share of Delek common stock that you otherwise would have received.

•Cash Distribution. CVR Energy will also distribute cash as part of the special dividend. The amount of the Cash Distribution will be determined based on the difference between $492 million and the value of the Stock Distribution as of the Distribution Date, with each share of common stock outstanding as of the Record Date receiving a pro rata portion of such difference in cash. We intend to announce the amount of cash per share of our common stock to which each of our stockholders will be entitled on the Distribution Date.

2.What is the Record Date for the special dividend, and when will the special dividend be payable? The Record Date was May 26, 2021, and ownership of shares of CVR Energy common stock on the Record Date was determined as of the close of business on that date. The special dividend will be paid as of 5:00 p.m., New York City time, on the Distribution Date, June 10, 2021.

3.What do I have to do to participate in the special dividend? No action is required by CVR Energy stockholders who are stockholders of record as of the Record Date to receive the special dividend. You do not need to pay any consideration for or surrender or exchange your shares of CVR Energy common stock.

4.If I sell my shares of CVR Energy common stock before the Distribution Date, will I still be entitled to receive the special dividend? The NYSE has determined that our common stock will trade with “due-bills” representing an assignment of the right to receive the special dividend through the ex-dividend date of June 11, 2021, the first business day following the Distribution Date. Stockholders who sell their shares on or before the Distribution Date will not be entitled to receive the special dividend. Due-bills obligate a seller of shares to deliver the dividend payable on such shares to the buyer. The due-bill obligations are settled customarily between the brokers representing the buyers and sellers of the shares. CVR Energy has no obligation for either the amount of the due-bill or the processing of the due-bill.

Beginning on May 25, 2021, the date that is the business day prior to the Record Date, and continuing through the close of trading on the Distribution Date, the following markets will exist in shares of CVR Energy and Delek common stock:

•CVR Energy Common Stock (NYSE: CVI). Shares of CVR Energy common stock will trade with “due-bills.” Any holders of shares of CVR Energy common stock who sell CVR Energy shares outstanding as of the Record Date prior to or on the Distribution Date will also be selling their right to receive the shares of Delek common stock and portion of the Cash Distribution that were to be distributed to them in respect of those shares of CVR Energy common stock.

•Delek Common Stock (NYSE: DK). Shares of Delek common stock will trade in the same manner that has been in existence since Delek common stock began trading on the NYSE.

You are encouraged to consult with your financial advisor regarding the specific implications of trading shares of CVR Energy common stock or Delek common stock prior to or on the Distribution Date.

5.How will the special dividend affect the number of shares of CVR Energy common stock I currently hold? The number of shares of CVR Energy common stock you hold will not change as a result of the special dividend. On the Distribution Date, CVR Energy’s stockholders will be entitled to receive the Stock Distribution, consisting of approximately 0.1048 of a share of Delek common stock for each share of CVR Energy common stock that they own, except for any cash in lieu of any fractional shares, and the Cash Distribution. While the number of shares of CVR Energy common stock you hold will not change as a result of the special dividend, the market value of CVR Energy common stock will likely adjust to reflect the special dividend, including CVR Energy’s disposition of Delek common stock.

6.What are the material U.S. federal income tax consequences of the Distributions to CVR Energy stockholders? For U.S. federal income tax purposes, we believe that the Distributions will be taxable distributions and treated as taxable dividends to CVR Energy stockholders who are entitled to receive the Distributions in an amount equal to the value of the Delek common stock and cash distributed. We will provide sufficient information to our stockholders to inform stockholders of the value of the Delek common stock distributed and the amount of dividend income. You should consult your own tax advisor regarding the particular consequences of the special dividend to you, including the applicability and effect of any U.S. federal, state, and local and foreign tax laws. See “Material U.S. Federal Income Tax Considerations” below.

7.When will I receive my shares of Delek common stock? Will I receive a stock certificate for shares of Delek common stock distributed as a result of the Stock Distribution? Registered holders of shares of CVR Energy common stock who are entitled to receive the Stock Distribution will receive a book-entry account statement reflecting their ownership of shares of Delek common stock as of the effective time of the Stock Distribution. For additional information, registered stockholders in the United States and Canada should contact CVR Energy’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), at (877) 248-6417 (toll free). CVR Energy stockholders from outside the United States may call (718) 921-8317 (International). In addition, stockholders may contact AST by email at info@astfinancial.com.

8.What if I hold my shares of CVR Energy common stock through a broker, bank, or other nominee? CVR Energy stockholders who hold their shares through a broker, bank, or other nominee will have their brokerage account credited with shares of Delek common stock. For additional information, those stockholders should contact their broker, bank, or other nominee directly.

9.What if I have stock certificates reflecting my shares of CVR Energy common stock? Should I send them to the transfer agent or to CVR Energy? No, you should not send your stock certificates to the transfer agent or to CVR Energy. You should retain your CVR Energy stock certificates. No certificates representing your shares of Delek common stock will be mailed to you. Delek common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system.

INFORMATION ABOUT THE SPECIAL DIVIDEND

The Special Dividend

On May 7, 2021, a Special Committee of our Board of Directors approved a special dividend of up to $492 million, to be payable in a combination of cash (referred to as the Cash Distribution) and common stock of Delek currently held by us (excluding Delek shares underlying a forward contract) (referred to as the Stock Distribution), pursuant to a provision in our Indenture (defined below) under which we retained the right to distribute to our stockholders up to $492 million (“Excess Proceeds”) on or before July 26, 2021. The special dividend is permitted under the Indenture, dated as of January 27, 2020, among CVR Energy, the subsidiary guarantors listed therein and Wells Fargo Bank, National Association, as trustee (the “Indenture”), pursuant to which CVR Energy issued 5.250% Senior Notes due 2025 and 5.750% Senior Notes due 2028, and under which the Excess Proceeds generally represent the difference between the net cash proceeds received by CVR Energy from such issuance and the amount that CVR Energy paid in January 2020 to redeem the then-outstanding 6.500% Second Lien Senior Secured Notes due 2022 issued by certain of CVR Energy’s subsidiaries in 2012.

The Stock Distribution will occur in the form of a pro rata common stock dividend of 10,539,880 shares of Delek common stock held by us (excluding Delek shares underlying a forward contract) to each share of CVR Energy common stock outstanding as of the Record Date, resulting in distribution of approximately 0.1048 of a share of Delek common stock for each share of CVR Energy common stock outstanding as of the Record Date, payable on the Distribution Date. These shares represent approximately 14.3% of the total voting power of Delek’s issued and outstanding capital stock as of the Record Date.

The Cash Distribution will be determined based on the difference between $492 million and the value of the Stock Distribution as of the Distribution Date, with each share of CVR Energy common stock outstanding as of the Record Date receiving a pro rata portion of such difference in cash. We intend to announce the amount of cash per share of our common stock to which each of our stockholders will be entitled on the Distribution Date.

You will not be required to pay any cash or other consideration for the shares of Delek common stock distributed to you or to surrender or exchange your shares of CVR Energy common stock to receive the special dividend. The special dividend will not affect the number of outstanding shares of CVR Energy common stock held by any stockholder, nor will it affect the rights of holders of CVR Energy common stock.

Conditions to the Distributions

The Distributions are subject to, among other things, (i) all securities law requirements for the Stock Distribution having been met and (ii) no other events or developments existing or occurring prior to the Distributions that, in the judgment of CVR Energy’s Board of Directors, in its sole and absolute discretion, makes it inadvisable to effect the Distributions.

Background of the Special Dividend

CVR Energy acquired shares of Delek common stock beginning in February 2020 in open market transactions. As previously announced, CVR Energy has ceased its efforts to acquire another refinery and, as a result, had excess cash on its balance sheet. Pursuant to the terms of the Indenture, CVR Energy is permitted to make a distribution of up to $492 million to its stockholders on or before July 26, 2021. Accordingly, after careful consideration, on May 7, 2021, a Special Committee of CVR Energy’s Board of Directors, pursuant to a delegation to such Special Committee on May 3, 2021, approved the special dividend, as it believed that it would benefit CVR Energy’s stockholders for CVR Energy to exercise its option under the Indenture to make a distribution to its stockholders before this option expires. This special dividend was ratified by the full Board of Directors on May 10, 2021. We believe that the special dividend is consistent with our goal of maximizing long-term value for our stockholders.

Number of Shares You Will Receive

Each share of CVR Energy common stock outstanding as of the close of business on the Record Date will be entitled to receive approximately 0.1048 of a share of Delek common stock, subject to a cash payment in lieu of any fractional shares. The final Stock Distribution ratio was calculated by dividing the 10,539,880 shares of Delek common stock to be distributed by 100,530,599 shares of CVR Energy common stock outstanding as of the close of business on the Record Date. The distributed shares of Delek common stock will be fully paid and non-assessable and have no preemptive rights.

Transferability of Shares You Receive

The shares of Delek common stock distributed to CVR Energy stockholders will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of Delek under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Persons who may be deemed to be affiliates after the Stock Distribution generally include individuals or entities that control, are controlled by, or are under common control with Delek, and include its directors, certain of its officers, and significant stockholders. Delek affiliates will be permitted to sell their shares of Delek common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.

Trading Prior to or on the Distribution Date

The NYSE has determined that our common stock will trade with “due-bills” representing an assignment of the right to receive the special dividend through the ex-dividend date of June 11, 2021, the first business day following the Distribution Date. Stockholders who sell their shares on or before the Distribution Date will not be entitled to receive the special dividend. Due-bills obligate a seller of shares to deliver the dividend payable on such shares to the buyer. The due-bill obligations are settled customarily between the brokers representing the buyers and sellers of the shares. CVR Energy has no obligation for either the amount of the due-bill or the processing of the due-bill.

Beginning on May 25, 2021, the date that is the business day prior to the Record Date, and continuing through the close of trading on the Distribution Date, the following markets will exist in shares of CVR Energy and Delek common stock:

•CVR Energy Common Stock (NYSE: CVI). Shares of CVR Energy common stock will trade with “due-bills.” Any holders of shares of CVR Energy common stock who sell CVR Energy shares outstanding as of the Record Date prior to or on the Distribution Date will also be selling their right to receive the shares of Delek common stock and portion of the Cash Distribution that were to be distributed to them in respect of those shares of CVR Energy common stock. The “due-bills” will settle on the second trading day after the Distribution Date.

•Delek Common Stock (NYSE: DK). Shares of Delek common stock will trade in the same manner that has been in existence since Delek common stock began trading on the NYSE. Delek common stock currently trades on the NYSE under the symbol “DK.”

You are encouraged to consult with your financial advisor regarding the specific implications of trading shares of CVR Energy common stock or Delek common stock prior to or on the Distribution Date.

When and How You Will Receive the Stock Distribution

We will pay the Stock Distribution on the Distribution Date by releasing our shares of Delek common stock for distribution by AST in its capacity as the distribution agent. The distribution agent will cause the shares of Delek common stock to which you are entitled in the Stock Distribution to be registered in your name or in the “street name” of your bank or brokerage firm. Following the Stock Distribution, we will no longer own any shares of Delek common stock (excluding 372,000 shares underlying a forward contract, which shares represent approximately 0.05% of the issued and outstanding shares of Delek common stock, which we may hold or sell in the future as we may determine appropriate in our discretion).

Registered Holders. If you are the registered holder of CVR Energy common stock and hold your CVR Energy common stock either in physical form (as certificated shares) or in book-entry form, the shares of Delek common stock distributed to you in the Stock Distribution will be registered in your name and you will become the record holder of that number of shares of Delek common stock.

“Street Name” Holders. Many CVR Energy stockholders have their CVR Energy common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm (or its nominee) is the registered holder that holds the shares on your behalf. For stockholders who hold their shares of CVR Energy common stock in an account with a bank or brokerage firm, the shares of Delek common stock being distributed will be registered in the “street name” of your bank or broker, who in turn will electronically credit your account with the shares of Delek common stock that you are entitled to receive in the Stock Distribution. We anticipate that this will take approximately three to eight business days after the Distribution Date. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of Delek common stock credited to your account.

Fractional Shares. CVR Energy will not distribute any fractional shares of Delek common stock to its stockholders. Instead, the distribution agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices, and distribute the aggregate cash proceeds of the sales, net of brokerage fees and other costs, pro rata (based on the fractional share such holder would otherwise be entitled to receive and reduced by any required tax withholding) to each holder who otherwise would have been entitled to receive a fractional share in the Stock Distribution. CVR Energy will pay all reasonable out-of-pocket expenses incurred by the distribution agent in connection with such sale, including brokerage commissions. None of CVR Energy, Delek, or the distribution agent are required to guarantee any minimum sale price for the fractional shares of Delek common stock. The distribution agent, in its sole discretion, without any influence by Delek or us, will determine when, how, through which broker-dealer, and at what price to sell the whole shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the payment made in lieu of fractional shares.

Direct Registration System. Delek common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of Delek common stock will be mailed to you. Under the direct registration system, instead of receiving stock certificates, you will receive a statement reflecting your ownership interest in shares of Delek common stock. Promptly following the Distribution Date, the distribution agent will begin mailing account statements reflecting the Distributions, which will include (i) the amount of cash you will receive in the Cash Distribution, (ii) the number of shares of Delek common stock that you will received in the Stock Distribution, which will not be represented by certificates but will be held in book-entry form, and (iii) the cash that you will receive in lieu of fractional shares of Delek common stock. You can obtain more information regarding the direct registration system by contacting Delek’s transfer agent and registrar. Contact information for Delek’s transfer agent and registrar is provided elsewhere in this Information Statement. If you are entitled to receive cash in lieu of fractional shares in the Stock Distribution, you may receive this amount separately from the amount that you will receive as part of the Cash Distribution.

No Appraisal Rights

Stockholders do not have dissenters’ rights of appraisal with respect to the Distributions described in this Information Statement.

Employee Stock-Based Plans

Eligible employees holding outstanding unvested incentive units under the CVR Energy, Inc. Long-Term Incentive Plan, as amended (“LTIP”) on the Record Date will be eligible to receive a Dividend Equivalent Right (“DER”) under the applicable LTIP award agreements equal to the per share value of the Dividends as of the Distribution Date, which DER may be paid out if and when the incentive units underlying the DER vest, subject to the terms of the applicable award agreements.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material U.S. federal income tax consequences to holders of shares of CVR Energy common stock in connection with the Distributions. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, each as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of CVR Energy common stock that is, for U.S. federal income tax purposes:

•an individual who is a citizen or resident of the United States;

•a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

A “Non-U.S. Holder” is any beneficial owner of CVR Energy common stock that is neither a “U.S. Holder” nor a partnership for U.S. federal income tax purposes.

This summary does not discuss all tax considerations that may be relevant to holders in light of their particular circumstances, nor does it address the consequences to holders subject to special treatment under the U.S. federal income tax laws, such as:

•U.S. expatriates and former citizens or long-term residents of the United States;

•dealers or brokers in securities, commodities or currencies;

•tax-exempt organizations;

•banks, insurance companies or other financial institutions;

•mutual funds;

•regulated investment companies and real estate investment trusts;
•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•holders who hold individual retirement or other tax-deferred accounts;

•holders who acquired shares of CVR Energy common stock pursuant to the exercise of employee stock options or otherwise as compensation;

•holders who hold CVR Energy common stock as part of a hedge, appreciated financial position, straddle, constructive sale, conversion transaction or other risk reduction transaction;

•traders in securities who elect to apply a mark-to-market method of accounting;

•U.S. holders who have a functional currency other than the U.S. dollar;

•holders who are subject to the alternative minimum tax; or

•partnerships or other pass-through entities or investors in such entities.

This summary does not address the U.S. federal income tax consequences to CVR Energy stockholders who do not hold shares of CVR Energy common stock as a capital asset, nor does this summary address the tax consequences of the ownership or disposition of the Delek common stock received in the Stock Distribution. Moreover, this summary does not address any state, local or foreign tax consequences or any estate, gift or other non-income tax consequences. If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds shares of CVR Energy common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding CVR Energy common stock should consult its own tax advisor as to the tax consequences of the Stock Distribution.

EACH CVR ENERGY STOCKHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE DISTRIBUTIONS.

Tax Treatment of the Distributions

The receipt of the Delek common stock and cash by holders of CVR Energy common stock in the Distributions is expected to be taxable for U.S. federal income tax purposes. CVR Energy intends to treat the Distributions as a taxable dividend to its stockholders for U.S. federal income tax purposes, including for withholding tax purposes. Accordingly, as described below, the amount of Delek common stock and cash otherwise distributable in the Distributions may be reduced in respect of U.S. federal income tax withholding, and U.S. federal backup withholding may apply if certain certification requirements are not met.

Tax Consequences to U.S. Holders

Each U.S. Holder will be treated as receiving a distribution in an amount equal to the fair market value on the date of the Distributions of (i) the Delek common stock received in the Stock Distribution plus (ii) the fractional share of Delek common stock sold by the distribution agent on such U.S. Holder’s behalf plus (iii) the cash received in the Cash Distribution. This distribution generally would be treated first as a taxable dividend to the extent of the U.S. Holder’s pro rata share of CVR Energy’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the CVR Energy common stock, and finally as capital gain from the sale or exchange of CVR Energy common stock with respect to any remaining value. Based on the amount of CVR Energy’s earnings and profits, CVR Energy expects the distribution to be treated as a taxable dividend for U.S. federal income tax purposes.

Dividends received by individual U.S. Holders generally should qualify for reduced tax rates so long as certain holding period requirements are met. Dividends received by corporate holders may be eligible for the dividends received deduction if the U.S. Holder is an otherwise qualifying corporate holder that meets the holding period and certain other requirements for the dividends received deduction. This distribution may be considered an “extraordinary dividend” under the U.S. federal income tax rules depending on the facts and circumstances of the U.S. Holder, which may affect a corporate U.S. Holder’s basis in its Delek common stock. A noncorporate U.S. Holder that receives an extraordinary dividend and later sells its underlying shares at a loss will be treated as realizing a long-term capital loss, regardless of its holding period in the shares, to the extent of the extraordinary dividend.

A U.S. Holder’s tax basis in the Delek common stock received in the Stock Distribution generally will equal the fair market value on the date of the Stock Distribution of such common stock received, and the holding period in the Delek common stock will begin on the day after the Stock Distribution. A U.S. Holder will have a basis in the fractional share of Delek common stock that is to be sold by the distribution agent on such U.S. Holder’s behalf equal to the fair market value of such fractional share on the date of the Stock Distribution. Upon the sale of such fractional share by the distribution agent on behalf of a U.S. Holder, such U.S. Holder generally will recognize short-term capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount realized and the U.S. Holder’s basis in the fractional share.

Tax Consequences to Non-U.S. Holders

Each Non-U.S. Holder will be treated as receiving a distribution in an amount equal to the fair market value on the date of the Distribution of (i) the Delek common stock received in the Stock Distribution plus (ii) the fractional share of Delek common stock sold by the distribution agent on such Non-U.S. Holder’s behalf plus (iii) the cash received in the Cash Distribution. This distribution generally would be treated first as a taxable dividend to the extent of the Non-U.S. Holder’s pro rata share of CVR Energy’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the Non-U.S. Holder’s basis in the CVR Energy common stock, and finally as capital gain from the sale or exchange of CVR Energy common stock with respect to any remaining value. Based on the amount of CVR Energy’s earnings and profits, CVR Energy expects the distribution to be treated as a taxable dividend for U.S. federal income tax purposes.

Accordingly, it is anticipated that Non-U.S. Holders generally will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on this distribution. Even if a Non-U.S. Holder is eligible for a lower treaty rate, dividend payments will generally be subject to withholding at a 30% rate (rather than the lower treaty rate) unless the Non-U.S. Holder provides a valid IRS Form W-8BEN or W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the reduced rate. If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Non-U.S. Holders who do not timely provide the applicable withholding agent with the required certification, but who qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Subject to the discussions below regarding backup withholding, if the Distributions to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from U.S. federal withholding tax. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or applicable successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. If the Delek common stock received by a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the fair market value on the date of the Stock Distribution of the Delek common stock distributed (including any Delek common stock withheld in respect of U.S. federal withholding tax) generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such holder were a U.S. Holder (as described above). A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of all or a portion of its effectively connected earnings and profits for the taxable year.

Any withholding tax with respect to the Distributions must be remitted in cash to the IRS. A Non-U.S. Holder’s broker or other applicable withholding agent may obtain the funds necessary to remit such withholding tax by selling (on the non-U.S. holder’s behalf) shares of Delek common stock that such Non-U.S. Holder would otherwise receive in the Distributions. Such holder may bear brokerage or other costs for this withholding procedure. A Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the amounts withheld exceeded the holder’s U.S. tax liability for the year in which the Distributions occurred.

A Non-U.S. Holder should consult its tax advisor regarding its entitlement to benefits and the various rules under applicable tax treaties.

Tax Consequences to CVR Energy

As described above under “Tax Treatment of the Distributions,” CVR Energy intends to treat the Distributions as a taxable distribution of the Delek common stock and cash. Any corporate-level income tax incurred on the Distributions will be paid by CVR Energy.

Information Reporting and Backup Withholding

In general, the fair market value of the Delek common stock and cash received by U.S. Holders in the Distributions will be reported to the IRS unless the holder is an exempt recipient. Backup withholding may apply unless the U.S. Holder (1) is an exempt recipient or (2) provides a certificate (generally on an IRS Form W- 9) containing the holder’s name, address, correct federal taxpayer identification number and a certification that the holder is a U.S. person and is not subject to backup withholding.

Any backup withholding tax with respect to the Distributions must be remitted in cash to the IRS. A U.S. Holder’s broker or other applicable withholding agent may obtain the funds necessary to remit such withholding tax by selling (on the U.S. holder’s behalf) shares of Delek common stock that such U.S. Holder would otherwise receive in the Distributions. Such holder may bear brokerage or other costs for this withholding procedure.

A Non-U.S. Holder will not be subject to backup withholding with respect to the Delek common stock and cash received in the Distributions, provided the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN or W-8ECI or W-8BEN-E, or otherwise establishes an exemption. However, information returns will be filed with the IRS in connection with the Delek common stock and cash received by a Non-U.S. Holder in the Distributions, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Withholding taxes may also apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities (including payments to U.S. stockholders that hold shares of Delek common stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, in order to avoid the imposition of such withholding, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts to the IRS (or, in some cases, local tax authorities), and withhold 30% on payments it makes to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these provisions may be subject to different rules.

Under the applicable Treasury Regulations and IRS guidance, the withholding provisions described above generally (i) apply to payments of dividends, and (ii) will apply to payments of gross proceeds from a sale or other disposition of our capital stock on or after January 1, 2017. Based on the amount of CVR Energy’s earnings and profits, CVR Energy expects the Distributions to be treated as a dividend for U.S. federal income tax purposes. You should consult your tax advisor regarding these withholding provisions.

THE FOREGOING IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTIONS TO HOLDERS OF CVR ENERGY COMMON STOCK UNDER CURRENT LAW. THE FOREGOING DOES NOT PURPORT TO ADDRESS ALL U.S. FEDERAL INCOME TAX CONSEQUENCES OR TAX CONSEQUENCES THAT MAY ARISE UNDER THE TAX LAWS OR THAT MAY APPLY TO PARTICULAR CATEGORIES OF HOLDERS. EACH HOLDER OF CVR ENERGY COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTIONS TO SUCH HOLDER, INCLUDING THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

INFORMATION ABOUT DELEK

Overview of Delek

Delek is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly, files reports, proxy statements, and other information with the U.S. Securities and Exchange Commission (“SEC”), including financial statements. If you would like more information about Delek and the Delek common stock, we urge you to read Delek’s reports filed with the SEC. See “Where You Can Find Additional Information.”

Delek common stock is currently listed on the NYSE under the symbol “DK.”

Delek Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC, which we refer to as AST, is the transfer agent and registrar for Delek common stock. You may contact AST by telephone at (877) 248-6417 (toll free) or (718) 921-8317 (International), or via email at info@astfinancial.com. You can also visit AST’s website at www.astfinancial.com.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are providing this Information Statement to our stockholders to ensure that they have received adequate information regarding the Distributions. The information in this letter is not intended to be complete and does not contain all information that you should consider in connection with the Distributions.

CVR Energy and Delek are each subject to the reporting requirements of the Exchange Act and accordingly, each company files reports, proxy statements, and other information with the SEC, including financial statements. If you would like more information about Delek, we urge you to read Delek’s reports filed with the SEC. You may read and obtain copies of CVR Energy’s and Delek’s reports at the SEC’s website at www.sec.gov.

CVR Energy and Delek maintain websites that offer additional information about each company.

•Visit our website at www.cvrenergy.com

•Visit Delek’s website at www.delekus.com

Information contained on any website referenced in this Information Statement is not incorporated by reference into this Information Statement.